Exhibit 4.2

THIRD AMENDMENT TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

This THIRD AMENDMENT TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of June 17, 2004 (this “Amendment”), is entered into among: (i) RFS Holding, L.L.C., a Delaware limited liability company (“Seller”); and (ii) RFS Funding Trust, a Delaware statutory trust (“Buyer”).

BACKGROUND

1.                                       Seller and Buyer are parties to the Receivables Purchase and Contribution Agreement, dated as of June 27, 2003, and as amended by the First Amendment dated as of September 25, 2003 between Seller and Buyer and the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among Seller, Buyer and certain other parties (the “RPCA”).

2.                                       Buyer and Seller desire to amend the RPCA as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1.  DEFINITIONS.  As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the RPCA as amended hereby.

SECTION 2.  AMENDMENTS TO RPCA.  The RPCA shall be amended as set forth below:

(a)                    The definition of “Note Trust Principal Balance” is amended by deleting clause (a) of such definition and substituting the following therefor: “(a) the Aggregate Principal Receivables (calculated without subtraction of Specified Retailer Receivables)”.

(b)                   The definition of “Free Equity Amount” is amended in its entirety to read as follows:

““Free Equity Amount” means, at any time, the sum of (i) the excess, if any of the Note Trust Principal Balance at such time over the aggregate of the portions of the Note Trust Principal Balance then allocated as collateral (referred to in the Indenture as the “Collateral Amount”), plus (b) the amount of funds on deposit in the Collection Account or any other “Trust Account” (as defined in the Indenture) that will be applied to pay the principal amount of the Notes of any series on the following Payment Date, but only to the extent not deducted for purposes of determining the “Collateral Amount” (as defined in the Indenture) for any series of Notes.”

SECTION 3.  EFFECTIVENESS.  This Amendment shall become effective as of the date first written above; provided that (i) Buyer and Seller shall have executed a counterpart of this Amendment, and (ii) the Lender (as defined in the Trust Agreement) shall have consented to this Amendment.

SECTION 4.  BINDING EFFECT; RATIFICATION.  (a)   On and after the execution and delivery hereof, (i) this Amendment shall be a part of the RPCA and (ii) each reference in the RPCA to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the RPCA, shall mean and be a reference to such RPCA as amended hereby.

(b)                                 Except as expressly amended hereby, the RPCA shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  MISCELLANEOUS. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

(b)                                 Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)                                  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

RFS HOLDING, L.L.C.

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Chief Financial Officer and Principal
Financial Officer

RFS FUNDING TRUST

By: General Electric Capital Corporation, not in its individual capacity but solely as Administrator on behalf of RFS Funding Trust

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Vice President

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Acknowledged and Consented to:

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent and Operating Agent for the Lender under the Funding Agreement (as defined in the RFS Funding Trust Agreement)

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Chief Financial Officer and Principal
Financial Officer

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